Exhibit 10.1

LOAN MODIFICATION AGREEMENT

This LOAN MODIFICATION AGREEMENT (the “Modification”) is entered into as of September 30____, 2009, by and between the lender listed on Exhibit A (“Lender”), whose address is 8377 East Hartford Drive, Suite 200, Scottsdale, Arizona 85255-5401, and SUPERTEL LIMITED PARTNERSHIP, a Virginia limited partnership (“Borrower”), whose address is 305 North 5th Street, P. O. Box 1448, Norfolk, Nebraska, 68701. This Modification is also joined in by SUPERTEL HOSPITALITY, INC., a Virginia corporation, SUPERTEL HOSPITALITY, REIT TRUST, a Maryland real estate investment trust (collectively, if more than one, “Guarantor”) whose address is 305 North 5th Street, P. O. Box 1448, Norfolk, Nebraska, 68701.

PRELIMINARY STATEMENT

A. Pursuant to the loan agreements described on Exhibit A (as previously amended and modified, the “Loan Agreements”), Lender has extended loans to Borrower (individually, a “Loan” and collectively, the “Loans”). The Loans are evidenced by one or more promissory notes (individually and collectively, the “Note”). The Loan Agreements, the Note and all other documents and instruments currently evidencing and securing the Loans are referred to collectively as the “Current Loan Documents.” The Current Loan Documents, as modified by this Modification, are referred to as the “Loan Documents,” and references in the Current Loan Documents and this Modification to the “Loan Documents,” or any of them, shall be deemed to be a reference to such Loan Documents, as modified by this Modification. The Loans and Current Loan Documents associated with a particular Loan are referred to by reference to the number of the Note on Exhibit A (e.g., the Loan and Current Loan Documents associated with Note 1 are referred to as “Loan 1” and the “Current Loan 1 Documents” and so forth for each of the various Notes.

B. The Loans have been guaranteed by Guarantor.

C. Borrower has requested that Lender modify the Loan and the Current Loan Documents as provided in this Modification, and Lender is willing to so modify the Loan and the Current Loan Documents, subject to the terms and conditions set forth in this Modification.

D. Capitalized terms used in this Modification and not otherwise defined in this Modification shall have the meanings given to those terms in the Loan Agreements.

AGREEMENT:

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, Guarantor and Lender agree as follows:

1. Accuracy of Preliminary Statement; Effective Date. Borrower and Guarantor acknowledge the accuracy of the Preliminary Statement and the parties agree that the Preliminary Statement is a part of this Modification. Borrower and Guarantor also acknowledge and agree that the information set forth on Exhibit A is complete and correct. The modifications of the Loan Documents and the obligations of Lender pursuant to this Modification will be effective on the date that Lender determines that the conditions precedent set forth in this Modification have been satisfied in full (such date, the “Effective Date”).

2. Modification of Current Loan Documents.

(a) Current Loan 1 Documents, Current Loan 2 Documents, Current Loan 3 Documents, Current Loan 4 Documents, Current Loan 5 Documents, Current Loan 6 Documents, Current Loan 7 Documents, Current Loan 8 Documents and Current Loan 9 Documents (collectively referred to herein as “Loan Documents 1-9”). The following provisions shall be deemed incorporated into each of the Loan Documents 1-9 as of the Effective Date, and shall supersede any other provision in conflict therewith:

(i) Reamortization. Upon a principal pay down of the outstanding balance of the Loan as a result of a sale of any of the Premises securing Loans 1-9 (as defined in the Loan

Documents of Borrower), and at the request of the Borrower, the remaining loan balance of the applicable Note shall be reamortized at the interest rate shown in the applicable Note for the purpose of calculating the monthly payments due pursuant to the applicable Note.

(ii) Certain Accounting Terms and Principles. Notwithstanding any other provision contained in this Modification or any of the other Loan Documents, all terms of an accounting or financial nature used in the Loan Documents shall be construed, all financial statements delivered pursuant to any of the Loan Documents shall be prepared, and all computations of financial covenants, including amounts and ratios, provided for in this Modification or any of the other Loan Documents shall be made without giving effect to any election under Statement of Financial Accounting Standards 159 (or any other Financial Accounting Standard having a similar result or effect) to value any indebtedness or other liabilities of any Credit Party or any Affiliate of any Credit Party at “fair value,” as defined therein.

3. Borrower Representations, Warranties and Covenants. As additional consideration to and inducement for Lender to enter into this Modification, Borrower represents and warrants to and covenants with Lender as follows:

(a) Representations and Warranties. Each and all representations and warranties of Borrower in the Current Loan Documents are and will continue to be accurate, complete and correct. The representations and warranties in this Modification are true, complete and correct as of the date set forth above, will continue to be true, complete and correct as of the consummation of the modifications contemplated by this Modification, and will survive such consummation.

(b) No Defaults. Borrower is not in default under any of the Loan Documents, nor has any event or circumstance occurred that is continuing that, with the giving of notice or the passage of time, or both, would be a default or an event of default by Borrower under any of the Loan Documents.

(c) No Material Changes. There has been no material adverse change in the financial condition of Borrower, Guarantor or any other person whose financial statement has been delivered to Lender in connection with the Loans from the most recent financial statement received by Lender from Borrower, Guarantor or such other persons.

(d) No Conflicts; No Consents Required. Neither execution nor delivery of this Modification nor fulfillment of or compliance with the terms and provisions hereof will conflict with, or result in a breach of the terms or conditions of, or constitute a default under, any agreement or instrument to which Borrower is a party or by which Borrower may be bound. No consents, approvals or authorizations are required for the execution and delivery of this Modification by Borrower or for Borrower’s compliance with its terms and provisions.

(e) Claims and Defenses. Borrower has no claims, counterclaims, defenses, or set-offs with respect to the Loans or the Loan Documents. Lender and its predecessors in interest have performed all of their obligations under the Loan Documents, and Borrower has no defenses, offsets, counterclaims, claims or demands of any nature which can be asserted against Lender or its predecessors in interest for damages or to reduce or eliminate all or any part of the obligations of Borrower under the Loan Documents.

(f) Validity. This Modification and the other Loan Documents are and will continue to be the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their terms.

(g) Valid Existence, Execution and Delivery, and Due Authorization. Borrower validly exists under the laws of the State of its formation or organization and has the requisite power and authority to execute and deliver this Modification and to perform the Loan Documents. The execution and delivery of this Modification and the performance of the Loan Documents have been duly authorized by all requisite action by or on behalf of Borrower. This Modification has been duly executed and delivered on behalf of Borrower.

(h) Ratification of Current Loan Documents and Collateral. The Current Loan Documents, as modified by this Modification, are ratified and affirmed by Borrower and shall remain in full force and effect. Except to the extent, if any, specifically provided for in this Modification: (i) the liens of Lender on and security interests in any and all real or personal property (tangible or intangible) granted as security for any of the Loans shall continue in full force and effect and none of such property is or shall be released from such liens and security interests; and (ii) this Modification shall not constitute a waiver of any rights or remedies of Lender in respect of the Loan Documents.

4. Consent; Reaffirmation; and Acknowledgement. Guarantor (a) consents to the terms and conditions of this Modification; and (b) reaffirms the Guaranty and confirms and agrees that, notwithstanding this Modification and consummation of the transactions contemplated thereby, including the release of any collateral, the Guaranty and all of Guarantor’s covenants, obligations, agreements, waivers, and liabilities set forth in the Guaranty continue in full force and effect in accordance with their terms with respect to the obligations guaranteed, modified only to the extent that the guaranteed obligations are modified by this Modification.

5. Guarantor Representations and Warranties. Guarantor represents and warrants to Lender that:

(a) No Material Changes. There has been no material adverse change in the financial condition of Guarantor from the most recent financial statement received by Lender from Guarantor.

(b) Existing Representations and Warranties. Each and all representations and warranties of Guarantor in the Current Loan Documents are and will continue to be accurate, complete and correct.

(c) No Conflicts; No Consents Required. Neither execution nor delivery of this Modification nor fulfillment of or compliance with the terms and provisions hereof will conflict with, or result in a breach of the terms or conditions of, or constitute a default under, any agreement or instrument to which Guarantor is a party or by which Guarantor may be bound. No consents, approvals or authorizations are required for the execution and delivery of this Modification by Guarantor or for Guarantor’s compliance with its terms and provisions.

(d) Claims and Defenses. Guarantor has no claims, counterclaims, defenses, or offsets against Lender or its predecessors in interest or with respect to any of its obligations or other liabilities under the Guaranty as a result of this Modifications or otherwise, any such claims, counterclaims, defenses or offsets being hereby waived and released.

(e) Validity. This Modification is the legal, valid and binding agreement of Guarantor and is enforceable against Guarantor in accordance with its terms.

(f) Power and Authority. Guarantor has the full power, authority, capacity and legal right to execute and deliver this Modification and, with respect to each Guarantor that is an entity, the parties executing this Modification on behalf of such Guarantor are fully authorized and directed to execute the same to bind such Guarantor.

6. Release. Borrower fully, finally and forever releases and discharges Lender and each other Lender Party from any and all actions, causes of action, claims, debts, demands, liabilities, obligations and suits, of whatever kind or nature, in law or equity, that Borrower has or in the future may have, whether known or unknown (i) in respect of the Loans, this Modification, the other Loan Documents or the actions or omissions of Lender in respect of the Loan or the Loan Documents and (ii) arising from events occurring prior to the date of this Modification. BORROWER EXPRESSLY WAIVES ANY PROVISION OF STATUTORY OR DECISIONAL LAW TO THE EFFECT THAT A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN SUCH PARTY’S FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH, IF KNOWN BY SUCH PARTY, MUST HAVE

MATERIALLY AFFECTED SUCH PARTY’S SETTLEMENT WITH THE RELEASED PARTIES, INCLUDING PROVISIONS SIMILAR TO SECTION 1542 OF THE CALIFORNIA CIVIL CODE, WHICH PROVIDES: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.” For purposes of this Modification “Lender Party” means Lender, each of its Related Persons, and the Affiliates of the Related Persons; “Affiliate” means, with respect to any Person, each officer, director, general partner or joint-venturer of such Person and any other Person that directly or indirectly Controls, is Controlled by, or is under common Control with, such Person; “Person” means any individual, partnership, corporation (including a business trust and a public benefit corporation), joint stock company, estate, association, firm, enterprise, trust, limited liability company, unincorporated association, joint venture and any other entity or Governmental Authority and “Related Persons” means, with respect to any Person, (a) each Affiliate of such Person; (b) each director, officer, employee, agent, trustee, representative, attorney, and accountant of such Person or such Person’s Affiliates; and (c) each insurance, environmental, and other adviser or consultant of or to such Person or such Person’s Affiliates.

7. Release by Guarantor. Guarantor fully, finally and forever releases and discharges Lender and each other Lender Party from any and all actions, causes of action, claims, debts, demands, liabilities, obligations and suits of whatever kind or nature, in law or equity, that Guarantor has or may have, whether known or unknown (i) in respect of the Loans, the Guaranty or the other Loan Documents, or the actions or omissions of Lender in respect of the Loans, the Loan Documents or the Guaranty and (ii) arising from events occurring prior to the date hereof. GUARANTOR EXPRESSLY WAIVES ANY PROVISION OF STATUTORY OR DECISIONAL LAW TO THE EFFECT THAT A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN SUCH PARTY’S FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH, IF KNOWN BY SUCH PARTY, MUST HAVE MATERIALLY AFFECTED SUCH PARTY’S SETTLEMENT WITH THE RELEASED PARTIES, INCLUDING PROVISIONS SIMILAR TO SECTION 1542 OF THE CALIFORNIA CIVIL CODE, WHICH PROVIDES: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

8. Conditions Precedent. The obligations of Lender to consummate the transactions contemplated by this Modification are subject to satisfaction of the following conditions precedent, each in the sole and absolute discretion of Lender:

(a) Borrower Performance. Borrower and Guarantor have duly executed and delivered this Modification and Borrower has paid all fees and other amounts and performed all obligations required under this Modification to be paid and performed contemporaneously with the execution and delivery of this Modification.

(b) Representations and Warranties. The representations and warranties of Borrower and Guarantor contained in this Modification and any other document or instrument expressly contemplated by this Modification shall be true and correct in all material respects.

(c) Existence and Authority. If requested by Lender, Borrower shall have provided Lender with evidence that Borrower and Guarantor are in good standing under the laws of their state of formation and in each state in which any collateral for the Loans is located and that the person or persons executing this Modification on behalf of Borrower and Guarantor are duly authorized to do so.

(d) Lien Priority. Lender shall have received such UCC search results, title reports and title insurance endorsements as Lender shall reasonably require evidencing the continuing first priority of all of Lender’s liens in the collateral described in the Loan Documents.

(e) Insurance. Borrower shall have provided Lender with evidence satisfactory to Lender that all insurance required by the Loan Documents is in full force and effect.

9. Entire Agreement; Change; Discharge; Termination or Waiver. The Current Loan Documents, as modified by this Modification, contain the entire understanding and agreement of Borrower and Lender in respect of the Loans and supersede all prior representations, warranties, agreements and understandings. No provision of the Loan Documents may be changed, discharged, supplemented, terminated or waived except in a writing signed by Lender and Borrower.

10. No Limitations. The description of the Loan Documents contained in this Modification is for informational and convenience purposes only and shall not be deemed to limit, imply or modify the terms or otherwise affect the Loan Documents.

11. Time of the Essence. Time is of the essence in this Modification.

12. Binding Effect. The Loan Documents, as modified by this Modification, shall be binding upon, and inure to the benefit of, Borrower, Guarantor and Lender and their respective successors and assigns.

13. Further Assurances. Borrower and Guarantor shall execute, acknowledge (as appropriate) and deliver to Lender such additional agreements, documents and instruments as reasonably required by Lender to carry out the intent of this Modification.

14. Counterpart Execution. This Modification may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Modification to physically form one document. Delivery of an executed signature page of this Modification by facsimile or e-copy transmission shall be as effective as delivery of a manually executed counterpart thereof.

15. Limitation of Liability for Certain Damages. In no event shall any Lender Party be liable to Borrower , Guarantor or any of their respective affiliates (collectively the “Credit Parties” and individually a “Credit Party”) on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings). BORROWER AND EACH OTHER CREDIT PARTY HEREBY WAIVE, RELEASE AND AGREE NOT TO SUE UPON (AND BORROWER SHALL CAUSE EACH OF THE OTHER CREDIT PARTIES TO SO WAIVE, RELEASE, AND AGREE NOT TO SUE UPON) ANY SUCH CLAIM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

16. Jurisdiction and Service of Process.

(a) Submission to Jurisdiction. Any legal action or proceeding with respect to any Loan Document shall be brought exclusively in the courts of the State of Arizona located in Maricopa County or of the United States for the District of Arizona, and Borrower and each other Credit Party accept for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts; provided, however, that nothing in this Modification shall limit or restrict the right of Lender to commence any proceeding in the federal or state courts located in the state in which property securing the Loan[s] is located to the extent Lender deems such proceeding necessary or advisable to exercise remedies available under any Loan Document. Lender, Borrower and each other Credit Party hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.

(b) Service of Process. Borrower and each other Credit Party hereby irrevocably waive personal service of any and all legal process, summons, notices and other documents and other service of process of any kind and consents to such service in any suit, action or proceeding brought in the United States of America with respect to or otherwise arising out of or in connection with any Loan Document by any means permitted by applicable law, including by the mailing thereof (by registered or certified mail, postage prepaid) to the address of Borrower specified on the signature page hereto (and shall be effective when such mailing shall be effective, as provided therein). Borrower and each other Credit Party agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing contained in this subsection shall affect the right of Lender to serve process in any other manner permitted by applicable law.

(c) Non-Exclusive Jurisdiction. Nothing contained in this Section shall affect the right of Lender to serve process in any other manner permitted by applicable Requirements of Law or commence legal proceedings or otherwise proceed against any Borrower Party in any other jurisdiction.

17. Disclosure Authorization. Borrower and Guarantor each authorize its respective banks, creditors (including trade creditors), vendors, suppliers, customers, and each franchisor to disclose and release to Lender any and all information any of them may request from time to time regarding (a) any depository, loan or other credit account of Borrower and Guarantor; (b) the status of each franchise agreement; (c) the affairs and financial condition of Borrower and Guarantor; and (d) Borrower’s and Guarantor’s respective business operations. Borrower and Guarantor each expressly authorize Lender to perform background, credit, judgment, lien and other checks, searches, inspections and investigations and to obtain personal and business credit reports and asset reports with respect to Borrower and Guarantor and to answer questions about their respective credit experience with Borrower and Guarantor. The information obtained by the Lender pursuant to this paragraph, together with all other information which any of the Lender now possess or in the future may acquire with respect to Borrower and Guarantor, the Collateral, or the business operations of Borrower, is referred to as the “Borrower Information.”

18. Permitted Disclosures. Borrower and Guarantor each authorize each Lender Party to disclose Borrower Information as follows: (a) to each franchisor or licensor of Borrower or Guarantor, upon written request by such franchisor or licensor; (b) to any proposed transferee, purchaser, assignee, servicer, participant, lender, investor, ratings agency, or other Person with respect to any proposed sale, assignment, or other transfer by Lender of any of its rights in the Loan Documents, including servicing rights, or sale or other disposition of any of the Collateral; (c) to any of the other Lender Parties or any insurance or title company in connection with the transactions contemplated by the Loan Documents, including any action, suit, or proceeding arising out of, in connection with, or relating to, this Modification and the other Loan Documents, the Loans, or any other transaction contemplated hereby, including in connection with the exercise of Lender’s rights and remedies; (d) to the extent such information is or becomes available to a Lender Party from sources not known by such Lender Party to be subject to disclosure restrictions; (e) to the extent disclosure is required by applicable law or other legal process or is requested or demanded by any governmental authority; and (f) as may otherwise be authorized in writing by Borrower. Borrower and Guarantor each agree that the disclosures permitted by this Section and any other disclosures of Borrower Information authorized pursuant to any of the Loan Documents may be made even though any such disclosure may involve the transmission or other communication of Borrower Information from the nation of residence or domicile of such Borrower or Guarantor or a Lender Party to another country or jurisdiction, and Borrower and each Guarantor waive the provisions of any data privacy law, rule, or regulation of any applicable governmental authority that would otherwise apply to the disclosures authorized in this Section.

19. WAIVER OF JURY TRIAL. LENDER, BORROWER AND EACH OTHER CREDIT PARTY, TO THE EXTENT PERMITTED BY LAW, WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS MODIFICATION, THE OTHER LOAN DOCUMENTS AND ANY OTHER TRANSACTION CONTEMPLATED HEREBY AND THEREBY. THIS WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE.

20. Governing Law. The laws of the State of Arizona (without giving effect to its conflicts of laws principles) shall govern all matters arising out of, in connection with or relating to this Modification and the other Loan Documents, including its validity, interpretation, construction, performance and enforcement; provided, however, that with respect to any married individual signing this Modification who is not a resident of the State of Arizona, this Section shall not be a contractual choice of the community property laws of the State of Arizona.

Executed and effective as of the date first set forth above.

LENDER:

GENERAL ELECTRIC CAPITAL
CORPORATION, a Delaware corporation

By:	/s/ Kelly A. Halford
Printed Name:	Kelly A. Halford
Its:	Authorized Signatory

BORROWER:

SUPERTEL LIMITED PARTNERSHIP, a Virginia limited partnership
By: SUPERTEL HOSPITALITY REIT TRUST, a Maryland real estate investment trust, its General Partner

By:	/s/ Kelly A. Walters
Kelly A. Walters, President & Secretary

GUARANTORS:

SUPERTEL HOSPITALITY, INC., A Virginia corporation

By:	/s/ Kelly A. Walters
Kelly A. Walters, Chief Executive Officer

SUPERTEL HOSPITALITY, REIT TRUST, a Maryland real estate investment trust

By:	/s/ Kelly A. Walters
Kelly A. Walters, President & Secretary

EXHIBIT A

THE LENDER AND THE LOANS

	Contract No.	Lender	Description of Loan Agreement	Principal Balance, as of September 1, 2009

Loan 1	32912	General Electric Capital Corporation, a Delaware corporation (“GECC”)	Loan Agreement dated May 16, 2007	$23,829,456.00

Loan 2	31437	GECC	Loan Agreement dated August 18, 2006	$17,165,217.63

Loan 3	32630	GECC	Loan Agreement dated February 6, 2007	$3,319,154.77

Loan 4	32098	GECC	Loan Agreement dated January 5, 2007	$13,521,290.60

Loan 5	15005001	GECC	Loan Agreement dated January 31, 2008	$2,470,000.00

Loan 6	14724001	GECC	Loan Agreement dated January 2, 2008	$4,355,000.00

Loan 7	14724003	GECC	Loan Agreement dated January 2, 2008	$3,380,000.00

Loan 8	14724004	GECC	Loan Agreement dated January 2, 2008	$ 6,765,000.00

Loan 9	14724005	GECC	Loan Agreement dated January 2, 2008	$1,100,000.00